FOR IMMEDIATE RELEASE - APRIL 15, 1998


Contact:  Allan M. Shine, Esq. of Winograd, Shine and Zacks, P.C.,
		Telephone (401) 273-8300


             QUADRAX DE-LISTS FROM SMALLCAP MARKET

The Company announced today that it is unable to meet its April 15, 1998 deadline in connection with the filing of its Annual Report on Form 10-KSB under the Securities Exchange Act of 1934. Since filing its petition for relief under Chapter 11 of the Bankruptcy Code, the Company's resources have been focused on the financial reporting requirements of the Federal Bankruptcy Court. The Company currently expects to file its Annual Report with the Securities and Exchange Commission by May 4, 1998.

The Company has requested a de-listing of its common stock currently listed on The Nasdaq SmallCap Market under the trading symbol "QDRXQ", effective at the close of market, April 15, 1998.